Exhibit 3.2

OPLINK COMMUNICATIONS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I.
OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.
STOCKHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, if any, as may be designated by the Board of Directors or officers calling such meetings.

SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board of Directors.

SECTION 4. NOTICE. A notice stating the date, time and place (if any) of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than 10 or more than 60 days prior thereto, except as otherwise required by the Certificate of Incorporation or applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation and shall also be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 4 shall be deemed to have consented to receiving such single written notice.

Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 5. ADJOURNED MEETINGS. When a meeting is adjourned, notice of the adjourned meeting need not be given if the time and place (if any) thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than 30 days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact only such business, which might have been transacted at the original meeting as originally notified.

SECTION 6. QUORUM. The holders of a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Whether or not such quorum is present or represented at any meeting of the stockholders, the chairman of the meeting or, subject to the provisions of the Certificate of Incorporation, the holders of a majority in voting power of the shares of capital stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, only such business which may have been transacted at the meeting as originally notified may be transacted. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws, or pursuant to any regulation applicable to the Corporation or its stockholders, when a quorum is present at any meeting, the vote of the holders of a majority in voting power of shares of capital stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting (other than the election of directors). Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast thereat shall elect directors.

SECTION 7. VOTING. Subject to the provisions of the Certificate of Incorporation,

including the rights of any holder of Preferred Stock, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. Except as otherwise provided by the Certificate of Incorporation, elections of directors need not be by written ballot.

Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

SECTION 8. FIXING OF RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (ii) in the case of any other action (other than action by consent in writing without a meeting), shall be not more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose (other than action by consent in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. ACTION WITHOUT MEETING.

(a)  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(b)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting:  (i) when no prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and (ii) if prior action by the Board of Directors is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 9, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 9 and applicable law, and not revoked.

SECTION 10. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.

SECTION 11. INSPECTOR OF ELECTIONS. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III.
DIRECTORS

SECTION 1. GENERAL. The business and affairs of the Corporation shall be managed by the Board of Directors. Directors need not be stockholders.

(a) Election and Tenure of Directors. All directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until the earliest of the next annual meeting of stockholders after such director’s election, his or her death, retirement or resignation or until his or her respective successor is duly elected and qualified.

(b) Number of Directors. The Board of Directors shall consist of between one (1) and twelve (12) members. The number of directors of the Board of Directors may be determined or altered by a majority of the directors or by the stockholders.

SECTION 2. VACANCIES. Except as otherwise provided by law or the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election or until their respective successors are duly elected and qualified.

SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its Chairman.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least twenty-four (24) hours prior thereto in any form permitted by law and delivered to the directors in any manner permitted by law, including by telephone, facsimile or other means of electronic communication. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

SECTION 6. QUORUM. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by the Certificate of Incorporation or applicable law. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise restricted the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

SECTION 8. ACTION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Certificate of Incorporation or applicable law, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

SECTION 9. COMMITTEES. The Board of Directors, by resolution adopted by the majority of the whole Board, may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a member of the Board of Directors, to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have any may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution expressly so provides, such committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 10. COMPENSATION OF DIRECTORS. Except as approved by the stockholders, no director shall receive any salary, fee or other remuneration for services rendered to or on behalf of the Corporation or otherwise in his or her capacity as a Director.

ARTICLE IV.
OFFICERS

SECTION 1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Treasurer and a Secretary.  The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more Vice Chairmen (who must be directors), a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers.  Any individual may be elected to, and may hold, more than one office of the Corporation.

SECTION 2. ELECTION AND TERM OF OFFICE. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

SECTION 3. THE PRESIDENT; CHIEF EXECUTIVE OFFICER. The President or, if elected, the Chief Executive Officer shall have general supervision over the business of the Corporation and other duties incident to the office of president or chief executive officer, as the case may be, and any other duties as may be from time to time assigned to the President or, if elected, the Chief Executive Officer by the Board of Directors and subject to the control of the Board of Directors in each case.

SECTION 4. THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Chief Executive Officer, President or Board of Directors.

SECTION 5. THE SECRETARY. The Secretary of the Corporation shall keep the minutes of the proceedings of the stockholders and the Board of Directors; he or she shall give, or cause to be given; all notices in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the corporate records and of the seal of the Corporation; he or she shall keep at the registered office or principal place of business of the Corporation a record of the stockholders of the Corporation, giving the names and addresses of all such stockholders (which addresses shall be furnished to the Secretary by such stockholders) and the number and class of the shares held by each; he shall have general charge of the stock transfer books of the Corporation; and in general he or she shall perform all duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.

SECTION 6. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; and in general he shall perform all the duties incident to the office of Treasurer and such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or the Board of Directors.

SECTION 7. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary, or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors.

SECTION 8. COMPENSATION AND EXPENSES. Except as provided in any service agreement approved by the Board of Directors, no officer shall receive any salary, fee or other remuneration for services rendered to or on behalf of the Corporation or otherwise in his or her capacity as an officer.  Each officer shall be reimbursed for all proper, direct expenses he or she reasonably incurs on behalf of the Corporation in performing his or her duties as an officer either (i) in the Board of Director’s sole discretion or (ii) if such expenses are pre-approved in writing, in either event upon submission of appropriate and all other reasonably requested documentation.

ARTICLE V.
STOCK OF THE CORPORATION

SECTION 1. SHARES OF STOCK. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

SECTION 2. FACSIMILE SIGNATURES. The signature of the Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 4. TRANSFER OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI.
CONTRACT, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the Chief Executive Officer, the President, or any Vice President, and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VII.
DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

ARTICLE VIII.
FISCAL YEAR

The fiscal year shall begin the first day of July and end on the last day of June in each year, but this determination shall be subject to change by the Board of Directors.

ARTICLE IX.
WAIVER OF NOTICE

Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of business because the meeting is not lawfully called or convened.

ARTICLE X.
SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to the impressed or affixed or reproduced otherwise.

ARTICLE XI.
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws adopted by a majority vote of the Board of Directors or the stockholders.

ARTICLE XII.
INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS

SECTION 1. PRE-MERGER INDEMNIFICATION.  Section 1 of this Article XII shall only apply to (i) acts or omissions occurring at or prior to the Effective Time (for purposes of this Article XII, as such term is defined in that certain Agreement and Plan of Merger, dated as of November 18, 2014, by and among the Corporation, Koch Industries, Inc., a Kansas corporation, and Koch Optics, Inc., a Delaware corporation) and (ii) expenses incurred in prosecuting a claim against the Corporation, whether brought before or after the Effective Time to recover indemnification and/or advancement payments that relate to acts or omissions occurring at or prior to the Effective Time.

(a) DIRECTORS AND EXECUTIVE OFFICERS.  The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”) or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) EMPLOYEES AND OTHER AGENTS.  The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

(c) EXPENSES.

(i)                                     The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article XII or otherwise.

(ii)                                  Notwithstanding the foregoing, unless otherwise determined pursuant to Section 1(e) of this Article XII, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) ENFORCEMENT.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 1 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 1 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 1 or otherwise shall be on the corporation.

(e) NON-EXCLUSIVITY OF RIGHTS.  The rights conferred on any person by this Section 1 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) SURVIVAL OF RIGHTS.  The rights conferred on any person by this Section 1 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) INSURANCE.  To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 1.

(h) AMENDMENTS.  Any repeal or modification of this Section 1 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) SAVING CLAUSE.  If this Section 1 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 1 that shall not have been invalidated, or by any other applicable law. If this Section 1 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) CERTAIN DEFINITIONS.  For the purposes of this Section 1, the following definitions shall apply:

(i)                                     The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)                                  The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)                               The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 1 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)                              References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)                                 References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 1.

SECTION 2. POST-MERGER INDEMNIFICATION.  Section 2 of this Article XII shall only apply to (i) acts or omissions occurring after the Effective Time and (ii) expenses incurred in prosecuting a claim against the Corporation that relate to acts or omissions occurring after the Effective Time.

The Corporation may indemnify and protect the shareholders and any director, officer, employee or agent of the Corporation, for any threatened or pending action, suit or proceeding, by reason of the fact that such person is or was serving in such capacity, against expenses judgments, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys’ fees, to the fullest extent permitted by the laws of the State of Delaware.